As filed with the Securities and Exchange Commission on April 3, 2019

Registration No. 333-228248

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

EMAGINOS, INC.

(Exact name of registrant as specified in its charter)

Virginia	8200	36-4703558
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Inc. Plan (USA)

Trolley Square, Suite 20c

Wilmington, De 19806

(800) 462-4633

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

13428 Maxella Avenue, #144

Marina Del Rey, California 90292

571-921-4200

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

with copy to

Lee Cassidy, Esq.

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510    949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, an emerging growth company, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering Price	Aggregate	Registration
Title of Each Class of Securities to be Registered (1)	Registered (2)	Per Share (3)	Offering Price	Fee (3)

Common Stock	800,000 shares	$6	$4,800,000	$581.76

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Paid by electronic transfer.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Dated April 8, 2019

EMAGINOS, INC.

800,000 shares of common stock offered by the Company at $6 per share

This prospectus relates to the offer and sale of 800,000 shares of common stock of Emaginos, Inc. (the “Company”), $.0001 par value per share offered at $6 per share for a total offering price of $4,800,000. No public market currently exists for the Company’s common stock.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the Company is (in aggregate) 800,000. Funds received by the Company will be immediately available to the Company for use by the Company. Any and all funds received by the Company for sales of Shares at any time in the offering will be immediately available to the Company and there will be no refunds to investors from the Company for sales of shares. There is no fixed amount or number of Shares that must be reached or sold before any closing or use of funds by the Company.

The Company intends to maintain the current status and accuracy of this prospectus and to allow the Company to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Although the Company has developed its business plan, the Company has no operations to date and as such may be considered a shell company as defined in Rule 405 of Regulation C of the Rules and Regulations of the Securities and Exchange Commission.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

The Company does not have any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s) with commissions not to exceed 10% of the gross proceeds.

	Price to Public	Selling Commissions (1)	Proceeds to Company
Per Share	$6	$0	$6
Total Offering	$4,800,000	$0	$4,800,000

(1)	The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares. The Company may attempt to locate broker-dealers or selling agents to participate in the sale of the Shares as long as the broker-dealers are registered with the Financial Industry Regulatory Authority (FINRA). Total compensation to such broker-dealers and finders will not exceed an amount equal to 10% of the gross proceeds.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “The Company: Jumpstart Our Business Startups Act” contained herein.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 2.

13428 Maxella Avenue, #144

Marina Del Rey, California 90292

571-921-4200

Prospectus dated __________________, 2019

An investor should rely only on the information contained in this prospectus. The Company has not authorized anyone to provide different or additional information. This prospectus is not an offer to sell or a solicitation of an offer to buy the common stock in any jurisdiction where it is unlawful to do so. The information contained in this prospectus is accurate only as of its date, regardless of the date of delivery of this prospectus or of any sale of our common stock.

i

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

Emaginos, Inc., (“Emaginos” or the “Company”), was incorporated in Virginia on January 24, 2008. It is authorized to issue 250,000,000 shares of common stock of which 91,099,909 are issued as of the date of this prospectus.

The Company has developed an innovative system of providing K-12 education for local schools and school districts. The Company has identified a comprehensive set of proven, teacher-empowered, student-centered, and administrative best practices, and integrated these practices into a cohesive model. The Company anticipates that it can deliver a higher quality education to every child for the same amount of money currently spent per child by school districts. The Company’s program will transform and improve the local neighborhood public school, not replace the neighborhood school with charter schools. The Company believes that it has created a system that can fix a major problem in America-- the public school system –while making a profit.

The Company anticipates that it will implement its program in one or more schools in a school district that can serve as a model for school boards and administration. The Company’s program transforms the local school into a high quality learning environment and restores it to its valuable role as the neighborhood center. The Emaginos program uses existing facilities, staff, students and faculty. The program rearranges and transforms these elements providing a comprehensive transformational platform of services that enable the local schools to become better learning and teaching environments producing entrepreneurial lifelong self-directed learners. The Company believes that the traditional method of K-12 education has not kept pace with the advanced electronic, self-directed, socially connected, entrepreneurial world that face students today. A new approach is mandatory to provide students with the knowledge and ability to function in today’s fast paced changing climate.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans.

One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute its business plan and to establish its initial model schools. If the Company were unable to develop strong and reliable sources of funding for project opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. In order to apply for quotation on the OTC Bulletin Board the Company must meet certain filing requirements (which are less burdensome than those requirements of the Nasdaq or NYSE) and it must locate a market maker willing to file the application and initiate the quotation on the Bulletin Board. The Company may be unable to locate a market maker willing to initiate quotation of its securities. The Company is unable to predict if it will be able to locate a market maker. If the Company is unable to meet the minimum requirements of the OTC Bulletin Board, it may commence quotation on the Pink Sheets.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 800,000 at $6 per share. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

Common stock outstanding before the offering	91,099,909	(1)

Common stock for sale	800,000

Common stock outstanding after the offering	91,899,909

Offering Price per share	$6

Proceeds to the Company if all Shares sold	$4,800,000

(1)	Based on number of shares outstanding as of the date of this prospectus.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

The Company has no revenues to date.

The Company has generated no revenues from operations. To date, most of management’s time, and the Company’s limited resources, have been spent in developing its business strategy and the Emaginos system, researching potential opportunities, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking sources of capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audit report, the Company’s independent auditors reported that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company had a sustained operating loss of $3,190 for the year ended December 31, 2018.

The Company has no operating history, and as such, any prospective investor has very little on which to assess the Company’s potential for profitability.

Because the Company is an early-stage company with virtually no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its potential business plan. The Company has limited financial results upon which an investor may judge its potential. The Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company’s management’s history and its potential operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company meets the definition of a Shell Company

Although Emaginos has developed a specific business plan and developed its approach to education of grades K-12, because it has no or nominal revenues and operations, it may be defined as a “shell company” pursuant to the definition contained in the rules of the Securities and Exchange Commission. Status as a shell company can eliminate the availability of reliance upon Rule 144 for the sale of restricted (unregistered) securities for at least one year after such time that the company ceases to be considered a shell company. This does not impact Shares registered in this Offering but could impact the sale of any unregistered shares of the Company by requiring a longer hold time before such shares could be sold in reliance on the safe harbor provisions of Rule 144.

The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company’s business plan. The current management of the Company has experience and a history in the education and the deliverance of quality education; however, the loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to attract new subscribers and to maintain quality of existing subscribers.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. In order to apply for quotation on the OTC Bulletin Board the Company must meet certain filing requirements and it much locate a market maker willing to file the application and initiate the quotation on the Bulletin Board. The Company may be unable to locate a market maker willing to initiate quotation of its securities. The Company has not started to locate a market maker and is unable to predict if it will be able to locate a market maker. If the Company is unable to meet the minimum requirements of the OTC Bulletin Board, it may commence quotation on the Pink Sheets. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

Possible dilution in the value of Shares purchased by investors in this Offering.

The Company believes that the $4,800,000 amount offered is sufficient to enable it to implement its business plan in its entirety. If a lesser amount is raised, the Company believes that it will be able to implement its business on somewhat a lesser scale as described in the Use of Proceeds section herein. However, the Company may determine to facilitate or accelerate the implementation of its business plan by increasing the capital available. In the future, the Company may determine to or need to raise additional capital, particularly if the full amount of this Offering is not sold. If that is the case, the Company anticipates that it may raise any such capital by an additional offering of its shares of common stock. If the Company does effect equity offerings of its securities and if the price paid for shares offered in such an offering is less than paid by the purchasers of Shares, then such purchasers will suffer a dilution in the value of their Shares. In addition, if the price paid by present shareholders is less than the price paid by early investors or shareholders, then upon purchase of the Shares, current investors will experience a dilution in the value of their Shares. Furthermore the issuance of such additional shares may impact the ability of any investor to sell their Shares once such shares are eligible for sale.

No assurance of commercial feasibility.

Although the Company has based its educational system on a currently successful operating system by a company not related to the Company, there can be no assurance that such plans and projects will have any commercial success or advantage.

The Company may face significant competition from companies that serve the education industry.

The education industry is subject to strong competition. The Company is focused on improving and developing the education provided in neighborhood public schools and as such it will be competing to develop its education system with similar models and charter schools and also from other programs all competing for the limited funds available to a public school district. As a per student subscriber based program, the Company may also face competition from independent private schools offering similar programs which may have greater financial and marketing resources and can draw students to their programs.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

USE OF PROCEEDS

The following table lists the anticipated use of proceeds from the sale of the Shares assuming sale of all the Shares or a lesser amount thereof.

The Company intends to market the Emaginos system and to establish the system in at least one model school. Proceeds are also intended to be used to develop the curriculum and software upgrades.

The Company is offering the Shares on a best efforts basis such that the funds received from an investment in this offering will be available to the Company immediately for use. Funds will not be placed in an escrow account and there is no minimum investment amount that needs to be reached before the funds are available for use by the Company. Estimated use of proceeds:

	If 800,000	If 400,000	If 200,000
	Shares sold	Shares sold	Shares sold
Proceeds:	$(4,800,000)	$(2,400,000)	$(1,200,000)

Marketing	$775,000	$375,000	$175,000

Software	2,000,000	1,000,000	500,000

Curriculum	2,000,000	1,000000	500,000

Loan repayment	25,000	25,000	25,000

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $6 per share price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

DILUTION

Purchasers of the Shares may experience immediate dilution in the value of their shares of common stock. The shares issued prior to the Offering herein have been issued for a value less than $6 per share. Purchasers in this offering will pay $6 per Share. Therefore immediately after purchase of Shares in this Offering, the value of those Shares will be reduced. In addition, if the Company should sell shares in the future at less than $6 per share, then the value of the Shares purchased herein will be further reduced.

Dilution represents the difference between the initial public offering price per share paid by purchasers and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

PLAN OF DISTRIBUTION

General

As of the date of this prospectus, the Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company intends to attempt to locate an underwriter or broker-dealer or selling agent to sell the Shares as long as any such broker-dealer is registered with the Financial Industry Regulatory Authority (FINRA). Total compensation to any such broker-dealer or finder will not exceed an amount equal to 10% of the gross proceeds.

Shares may be sold by certain officers and directors of the Company, none of whom will receive any commission or compensation for the sale of the Shares. The executive officers of the Company will be offering the Shares for sale without commission or payment. The Offering will be presented by the Company primarily through mail, telephone, electronic transmission and direct meetings in those states in which it has registered the Shares.

There is no minimum of any Shares that must be sold by the Company before the Offering can be closed or the funds can be utilized. The Company, at its sole discretion, may have additional closings thereafter from time to time during the Offering period.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers offering the Shares is considered to be a broker of such securities as (i) no officer is subject to any statutory disqualification, (ii) no officer is nor will be compensated by commissions for sales of the securities, (iii) no officer is associated with a broker or dealer, (iv) all officers are primarily employed on behalf of the Company in substantial duties and (v) no officer participates in offering and selling securities more than once every 12 months.

DESCRIPTION OF SECURITIES

The following statements relating to the capital stock set forth certain material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits to this registration statement.

Capitalization

The Company is authorized to issue 250,000,000 shares of common stock, par value $0.0001, of which 91,099,909 shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits in public offerings made by the Company and are available for review on the SEC’s web site at www.sec.gov.

Common Stock

The Company is registering 800,000 shares of its common stock for sale to the public at a price of $6 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Admission to Quotation on the OTC Bulletin Board

As soon as possible once and if the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. The Company may be unable to locate a market maker will to initiate quotation of its securities. The Company has not started to locate a market maker and is unable to predict if it will be able to locate a market maker. If the Company is unable to meet the minimum requirements of the OTC Bulletin Board, it may commence quotation on the Pink Sheets.

If the Company is unable to qualify for the OTC Bulletin Board, it may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. The Pink Sheets have fewer requirements than the OTC Bulletin Board. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

The Company has engaged VStock Transfer to act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS AND BUSINESS PLAN

Business Operations

Although the Company has no operations, it has spent considerable time investigating and analyzing the K-12 education currently provided by American public schools. As many commentators have noted, the education offered by the majority of the public schools does not meet the potential or expectations of the students. Indeed, Emaginos Virginia found that most public schools are failing at preparing students for the job market and electronic society facing them. With that, Emaginos Virginia developed its model designed to transform the education paradigm while providing positive revenue for the Company.

History of Emaginos

Emaginos, Inc. (the “Company”) was incorporated in 2008 in the Commonwealth of Virginia. Scott Taub and Alan Jones serve as its directors and executive officers. The Company was started by Jack Taub, father of the current CEO of the Company. Mr. Taub had early success with the sale to Readers Digest of the a business he created, The Source, which was indeed the one of the first online social media services. He determined to utilize some of the money he made by making a difference and with improving the quality of K-12 education, an area in which he had an ongoing interest. He worked with experts and sought advice of experienced administrators and educators. Eventually the Emaginos system–a project-based, textbook-free curriculum–began to develop. With the death of Jack Taub, the Company’s current CEO started running the Company and worked to further refine the Emaginos system.

Identification of Problem in Education

For years, a steady stream of commissions and panels has made the case that public education in the United States has suffered a serious decline. A 1983 report from the National Commission on Excellence in Education identified this decline which theme was echoed by the Twentieth Century Fund, the Educational Commission of the States, and the Carnegie Foundation for the Advancement of Teaching, among others. The conclusions were all basically the same: that the educational performance that exists today in America is mediocre at best and does not keep pace with other countries worldwide. Since 1983, over $1 trillion dollars has been spent trying to repair and fix the American educational system without success.

School boards require teachers to teach to a standardized multiple choice test so that the performance record of the school meets state and local expectations. Memorization is boring and often targets the high-stakes tests and not the curriculum. In addition, reading, writing, comprehension and thinking skills taught in the context of multiple-choice test-taking, turn out graduates with little comprehension and often very low reading and writing ability.

In 2007, as part of its America’s Perfect Storm: Three Forces Changing our Nation’s Future report, the Educational Testing Service wrote that by employing demographic projections combined with current skill distributions, that over the next 25 years or so, as better-educated individuals leave the workforce they will be replaced by those who, on average, have lower levels of education and skill. Over this same period, nearly half of the projected job growth will be concentrated in occupations associated with higher education and skill levels. This means that tens of millions more students and adults will be less able to qualify for higher paying jobs.

In its report, Reach Higher, America: Overcoming Crisis in the U.S. Workforce , the National Commission on Adult Literacy concluded that in order to combat adult illiteracy, the American K-12 education system must stop turning out undereducated adults.

Reviewing these and other similar studies and reports, Emaginos Virginia turned to developing a new system of education designed as a “clean slate” concept, not a system just adding features to that system already in existence.

The Company believes that local school districts are looking for ways to provide better public education at a good price and Emaginos intends to become the answer to such needs.

Business and Education Goals

The Company’s goal, as stated in its mission statement, is to provide the platform that supports the transformation of every K-12 school in the country, to become a trusted provider that assists public schools to transform into and then operate as high-performing schools of discovery and innovation, to transform America’s public schools to a proven effective model. The Company does not seek to create more charter schools nor to displace teachers and school boards nor take over and operate schools. The Company anticipates working with the school boards and teachers to transform local existing neighborhood public schools into high quality learning environments and to restore such local school to its role as the neighborhood center.

The Company anticipates developing its education system to deliver a cost effective and profitable suite of educational support services that enable schools and districts to transform and operate effectively and efficiently while providing customized education for every student. Some measures of success might include:

1.	Increased graduation rate.

2.	Increased participation in post-secondary education or training programs.

3.	Improved teacher recruiting and retention.

4.	Improved economic development in the community.

5.	Improved public safety by reducing crime in the community.

The Emaginos System

The Emaginos system based upon a similar program implemented at the Tracy Learning Center (TLC) in Tracy California. From published information the cost per pupil at TLC is $7,797. Dr. Larick, an officer of the Company, was the superintendent of schools that, under his supervision, the Tracy Learning Center developed its teaching system. The Company has no relationship with the Tracy Learning Center and is not marketing the program used by the Tracy Learning Center but is simply using that model and its results as a reference point from which the Company developed its own and distinct education system.

[See: https://www.modbee.com/latest-news/article2943549.ece/BINARY/Chart:%20Per-Pupil%20Spending%20by%20District

The Emaginos system is a comprehensive system of programs, services and products. The system includes operational and administrative software, and a comprehensive professional development program to ensure the successful implementation of the program. The system envisions changing the present classroom structure in which each student listens and learns individually and then works on projects primarily individually to a system in which students are primarily focused in working groups. The system envisions that even the seating arrangement of a classroom may be different. The system is designed for multi-disciplinary project based, student centered, small-group team learning replacing the hard-copy textbook with web-based learning resources. The Company believes that textbook teaching is a passive system of memorizing, whereas use of modern technology and extensive internet and web-based learning is more active, comprehensive and engaging.

Program:	The system has designed a program of team-work, student-centered, and project based learning.
Services:	The Emaginos system will offer comprehensive training and maintenance of its system including the hardware and software.
Products:	Embedded in the Emaginos system are items that can be marketed independently such as the Student Information System (SIS). These items can be sold as a stand-alone subscription or as a licensed item.

Within this framework, the Company anticipates that it will have three possible interrelated products or services as listed below. The comprehensive transformation of a school to adapt the Emaginos model is the core of the Emaginos System and the discussions contained elsewhere herein primarily focus on the adoption of that core business

1.	The comprehensive transformed school model. In this case, the Company either transforms an existing school or establishes a new one based upon its model.

2.	To provide textbook-free learning, the Company will sell its student-centered, small-group, multi-disciplinary, project-based curriculum using the Internet and other digital sources.

3.	An administrative and information technology software package using the Company’s customized educational analytics platform that includes a student information system and back-office software.

Learning Teams:

The Emaginos system primary component is the use of Learning Teams, small groups of students working together to find and build answers and solutions.

The students study the same academic content as they would in a set of textbooks, but instead of learning in isolated subjects, they learn in a multi-disciplinary context – as will occur in real life–using the Internet and other electronic source materials. By working in learning teams they use a set of learning, working, and 21st century problem-solving skills that prepare them to deal with real-life challenges that they will undoubtedly face.

Emaginos students will learn how to get a job and how to start a company. For instance, the design of the career program includes a unit for work in small teams, to take an idea and build a business around it. In other courses, students will work in small teams solving problems. The program is designed to give students the confidence and skills to create their own jobs, and potentially jobs for others as well.

In addition, the small-group setting enables the teachers to customize the education for every student.

Project based:

The Emaginos system provides for a comprehensive textbook-free, multi-level, project-based, multi-disciplinary, small-group, student-centered learning environment. In addition to mastering the academic content standards, including all the Science, Technology, Engineering, and Math (STEM) concepts, the students working on project-based tasks develop teamwork, communications, problem solving, researching, planning, time management, analysis, and other basic working skills.

Teachers will not give students the answers or information. They will show students how to find and use information. As a result, the students will be actively engaged in learning. Teachers in this active learning environment are empowered to adapt and customize the learning for each student. The teachers will be able to collaborate and jointly design and provide development customized to improve their programs.

As currently designed, the Emaginos system incorporates longer school days and longer school years to enable students to complete a mandatory 200 hours of community service, take college courses, complete internships, and engage in a broad selection of elective and enrichment courses.

Technology interface

As technology becomes more essential, schools must ensure that students and teachers are comfortable using current technology. The Emaginos system relies on students, teachers, and district employees having access to appropriate technology. Students need to develop the knowledge and skills for using technology.

The Company intends to partner with major technology vendors to upgrade and maintain the technology in the schools using the Emaginos system. The Company will begin with a comprehensive assessment of the existing infrastructure, prioritizing the urgency for upgrading the equipment and applications. The Company anticipates that its technology infrastructure will integrate all items from the student’s desktop to cloud storage, including such items as printers, tablets, security systems, electronic products and services. On average, the Company projects that it will refresh most technology every three years. These upgrades are intended to be included in the general package of subscriptions services to be provided by the Company. The upgrade of technology is envisioned as part of the Company’s comprehensive Emaginos System and is not necessarily intended as a separate revenue stream requiring separate billing for such upgrade service.

The Company envisions providing a comprehensive and integrated administrative and academic software infrastructure that coordinates such items as finance, HR, food service, transportation, student information, and transportation services.

Services

The Company anticipates that the Emaginos system will provide 24/7 access to a broad range of training and support services to students, teachers, and administrators including among other items peer mentoring, personal learning support, and online tutorials.

The Company anticipates that the Emaginos system will eventually offer telemedicine. The Company anticipates that the system will offer primary healthcare to students, teachers and staff through the use of electronic visits and support.

Steps of Implementation

Emaginos is a company dedicated to transforming K-12 public schools to schools that provide more effective learning environments. The Company believes in the concept of the neighborhood schools as the center of the community. To achieve this vision, the Company intends to begin by transforming an initial school in a specific school district as its initial model school to use as the example for the Emaginos system. This model will be used to show to the public and school board and to adapt the Emaginos system to some or all of the other schools in the district.

To achieve the Emaginos vision, the Company intends to provide a wide range of resources from technology infrastructure and curriculum to training and other services that enable the local school district to operate its schools in the Emaginos system model. The Company anticipates that the schools using the Emaginos system will operate at no additional costs to the school district.

The first step in implementing the Emaginos system is to get basic agreement with involved parties– school board, administration, teachers, teacher unions, community, and the local press. Although typically the final decision for implementing the Emaginos system may rest with the school board, the Company believes that bringing these groups together will build a broad base of community support for the implementation of the system. By meeting together, effective resolution of issues can be achieved and greater broad based support for action of the school board in trying the Emaginos system.

Thereafter, upon acceptance by the appropriate agency, typically the school board, the Company will implement its system by installing the processes at a selected school or schools.

As it establishes its programs in its initial client schools, the Company will be working to further develop a software interface and a repository for the materials and processes. The Company will also be giving the system and process a comprehensive evaluation and upgrade for both content and look-and-feel. This approach will allow the Company to get to market faster and to begin to generate cash flow even as it improves the Emaginos system.

The Company will deliver the Emaginos system in two phases. The first phase is the transformation phase. During that phase Emaginos will:

●	Upgrade the technology in the schools, then operate, maintain, and repair the complete IT and telecommunications infrastructure.

●	Train the teachers how to thrive in the Emaginos Discovery Learning System environment.

●	Work with the staff in each school to adapt and tailor the curriculum to meet the local demographic, cultural, and economic development needs.

●	Install and implement a comprehensive Administrative and Operational IT and telecommunications infrastructure.

●	Develop a set of report templates to provide information supporting academic and administrative decision making. (These would be in addition to a set of report templates available for meeting local, state, and federal reporting requirements.)

●	Build a community support program for each school.

Phase two moves from transformation to support and continuous improvement. During phase two, Emaginos will:

●	Provide 24/7 professional development and mentoring services to faculty and staff.

●	Upgrade the technology every three years.

●	Use the information gathered from the schools and the community to continuously improve the Emaginos products and services.

In order to ensure the desired impact, the program must be implemented as a comprehensive integrated system. As a result, the system is composed of a wide range of elements, many of which are mandatory and some of which are optional. To encourage the fullest implementation possible, there is no charge for the optional elements of the program. Some of the elements can be adapted to local conditions, but adopters are not permitted to pick and choose just a selected list of the mandatory elements.

The products and services are priced to include a robust training and support program to ensure a successful implementation and ongoing customer satisfaction.

The Company anticipates that it will employ a panoply of employees to implement, administer and direct the Emaginos system. Depending on the success of the Offering and the success of the system the number of personnel staffing each department may vary. The Company envisions it will eventually need employees for:

1.	Research and development to monitor, update and improve the technology elements of the system.

2.	Sales and marketing group.

3.	Implementation staff to install the system and train schools and other personnel.

4.	Operational group that provides continuous support to students and teachers.

5.	Administrative staff to manage the business and oversee development, access and use.

Emaginos R&D Center

The Company’s philosophy includes Emaginos’ operating profitably enough to support a world-class education R&D Center for continuously improving the system. The Company envisions that the R&D Center will be open to all education/technology vendors and researchers. Emaginos plans to work with these vendors to integrate their resources into the learning environment. At the same time, the R&D Center will provide the vendors insights into what next-generation products will be needed.

Potential Revenue

The Company envisions that its products and services will have a one-time cost to develop with very low incremental costs for each new customer installation: that is, the first school district will break even and each subsequent school or district will provide the same revenue, but with progressively less cost to transform and support. This growing profit margin will enable Emaginos to improve products and services and develop the business.

The Company anticipates that it will create a group of model public/charter schools. The Company will generate revenue from each of these schools with the sale of the curriculum, administrative, and operational software that supports the operation the Emaginos system.

Along with revenue from establishing and operating a group of schools, the Company intends to have two companion products: the textbook free Curriculum and the back-office software and associated hosting services. There are many successful examples of schools and districts that have made or are making the transition from traditional textbooks to digital content. Selling, supporting, and maintaining the online, textbook-free curriculum is one of the Emaginos potential revenue streams.

Teachers using the Curriculum will be able to create additional lessons and submit them to Emaginos for review, validation, and inclusion in the curriculum – giving the author credit and a nominal stipend for the work. This will provide an inexpensive source of new content while also giving the users a sense of ownership of the curriculum.

The Company intends to offer a hosting service with the option of offering a comprehensive back-office suite of administrative and operational applications. Both the hosting service and the textbook-free curriculum will be revenue generators.

The Company believes that it will save local districts and schools effort and investment by providing a complete solution as a turn-key package – including training the teachers how to use the system– as an affordable part of an easy to use bundle of products and services.

The Company intends to provide two pricing options: subscription service and licensed use.

Subscription Plan. The Company will provide a comprehensive suite of services that empowers and enables the school district to transform itself into an engaging learning environment on a annually renewable subscription basis. The subscription plan is renewable annually and includes all elements of the Emaginos System including:

1.	Transformation of either an existing school or establishment of a new school.

2.	The textbook-free, student-centered, small-group, multi-disciplinary, project-based curriculum using the Internet and other digital sources.

3.	An administrative and information technology software package.

The Emaginos subscription model supports continuous improvements and operations by providing a range of products and services. Unlike hardware or software sales that produce a one-time revenue hit, the subscription model creates a continuing annual revenue stream. Emaginos will be providing the district’s complete technology infrastructure, hardware and software. The Company plans to have a service contract that the district can simply renew annually without having to bid out each year. The Company anticipates it will price the subscription service at $12 per teacher and student for the Curriculum and $15 per teacher and student for the Student Information System software.

Providing services as a subscription service enables the Company to use analytics to control and manage the quality of implementation at every participating district. It also makes the participating districts continuous and on-going customers of the Company in order to deliver the program.

Licensed use model. In the licensing model, the first year cost for the Curriculum is $7,500 with recurring annual costs of $3,500. The first year cost for the Student Information System software is $10,000 with recurring annual costs of $6,000.

The Company will offer a bundled package that includes the Curriculum and Student Information System software plus training for staff and faculty (as much and as often as needed). The Licensed Use system only includes the Curriculum and not the school transformation nor back-office technology package. Pricing will be determined on a case-by-case basis. The bundled package also includes regular backup services for all the data and preparation for continuity in the event of a external disaster. The price will include continuous updates for the curriculum and the Student Information System.

Converting and transferring data from a pre-existing system will be priced on a case-by-case basis and paid for as an additional cost. Schools that purchase both the Curriculum and the software will be given a discount on the combined price.

The Emaginos Solution Advantages

The Company believes that it offers advantages that make it attractive to school districts, distinguish it from its competition, and provide strong possible revenue returns:

1.	Emaginos is a subscription service, which can provide steady and returning clients producing a robust and reliable revenue stream.

2.	The Emaginos transformation package is mostly embedded software applications and online content, so new customers bring more revenue at very little incremental cost.

3.	Learning is a local, hands-on activity, so public education should not be outsourced or automated.

4.	Technology will play an increasing role in education, and Emaginos will lead in the understanding and use of the innovations made possible.

5.	The Company intends to replace, operate, upgrade, and maintain the district’s entire telecommunications and computing hardware and software infrastructure, solving many current applications interoperability conflicts.

6.	Emaginos will work with educational content providers, rather than compete with them, to integrate their products in the Emaginos system so customers can use such products. The Company will serve as a sales/marketing channel for vendors and such vendors will likely do the same for the Company.

7.	Emaginos will provide a comprehensive professional development and personal growth program for teachers and administrators. Professional learning communities, online courses, peer group support and chat rooms, and other platforms will enable people with shared interests and needs to collaborate, communicate, and cooperate in their teaching and learning activities.

8.	The Company believes that parents, teachers, students, administrators, and local community and business leaders will like the Emaginos schools, so the politicians will continue to fund them.

9.	The Power of US Foundation (sponsored by Emaginos) provides a program and platform for involving the community in the neighborhood schools.

10.	The Emaginos Learning Research Center (ELRC.) will evolve, develop, and deliver educational innovations.

11.	The Company plans to hold an annual Emaginos Educational Leadership and Innovation Conference to introduce new customers to its services; positioning Emaginos as a national educational thought leader. Emaginos will pay for customer districts to send a team to the conference. The conference will present the newest results from the previous year’s activities at the ELRC., and provide opportunities for attendees to describe things they want the ELRC. to work on for the next year’s innovations. The conference will be open to the public and a profit center – while also serving as a marketing/sales program.

12.	The Company will sell complete transformation services, on-line textbook-free curriculum, and integrated software services. The latter two will serve as marketing tools to convert the users to the complete transformation service.

The Company studied a current model of a program similar to the one it will offer (the Tracy Learning Center). That school has been in operation for over fourteen years with outstanding results. The Company is not affiliated with nor has any relationship with the Tracy Learning Center and cites the success of its program to illustrate the positive results of a system similar to that constructed by the Emaginos System. The results of that school have been proven with:

●	The California state standardized test scores for past 5 years, each of these schools consistently ranks the top 20% of all schools (and they never teach to the test!)

●	Graduation rates of 96%

●	College acceptance rate of 98%

●	teacher turnover of less than 5% (Mostly caused by family transfers and other family issues.)

●	The Rossier School of Education at USC ranked the model elementary school as the third best charter school in the state. (There are about 1,000 charter schools in California.)

The Market

The Company believes its market consists of not only all of the country’s public schools but that the Emaginos program can be utilized by independent private and Parochial schools. Any one of these segments provides a huge market for the Company’s services,

●	There are 98,328 K-12 public schools in the US

●	Total public school enrollment: 50,094,00

●	Total public school teachers: 3,109,101

●	Total public school expenditures: $607.8 billion

●	Total funding of public education: $597,485,869,000

●	Federal: $75.99 billion (12.7% of total)

●	State: $259.8 billion (43.5% of total)

●	Local: $261.7 billion (43.8% of total)

While there are some excellent charter school models in place, the Company is focused on transforming public schools and supporting their operation as efficient and effective public schools. Because the model empowers teachers, and pays them accordingly, the Company believes it will receive the support of teachers and teachers unions once the system is presented.

Customers

The initial sales and marketing program will be focused on implementing the Emaginos program in up to 25 schools; and selling the curriculum and operational software to a similar number of schools. The political and economic climate supports these as initial targets. The Company will target a small select number of geographical locations.

Competition

The Company does not intend to replace the management structure and people in a school as a takeover. Instead it will provide a suite of products and services that enables the people running a school to be empowered to operate the school more effectively. This approach provides Emaginos a Competitive Advantage in the following ways:

●	Planning – This planning process encompasses all effected parties and enables communities to build local support for taking on major challenges, like transforming K-12 schools across the district.

●	Not a Takeover Model – The district retains local control of its schools.

●	More for Less – By starting with a clean slate, selecting a comprehensive but not conflicting or redundant set of proven best practices and designing them as a cohesive system, the program can be operated within most existing budgets.

Emaginos has taken a unique approach to transforming K-12 education. As a result, there is no direct competitor. However, certain charter school company like KIPP, Camelot, or National Heritage Academies (formerly known as Education Development Corporation), or some private schools that deliver customized education, or an education management organization that takes over and operates a school for the district are certainly indirect competitors vying for the acceptance of their system by local school boards and school districts. The Company believes that in those models, the district gives up some or all of its control of the impacted school.

PLAN OF OPERATION

Short-Term, Intermediate-Term and Long-Term Plans: Steps of Implementation

The first step in implementing the Emaginos system is to get agreement with all the constituents – school board, administration, teachers, unions, community, businesses, and the local press.

The Company envisions bringing together everyone that may or will be affected by implementation of the Emaginos system to explain the system and further its adoption and implementation.

After the successful meeting of the various groups, Emaginos will implement its educational model that includes installing the processes at a selected school or schools.

As it establishes its programs in its initial client schools, the Company will be working to further develop software interface and repository for the materials and processes. The Company will also be giving the system and process a comprehensive evaluation and upgrade for both content and look-and-feel. This approach will allow the Company to get to market faster and to begin to generate cash flow even as it perfects the Emaginos system.

There is no assurance that the Company’s activities will generate sufficient initial revenues to begin more expansive operations without such additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. The proposed operations of the Company are not capital intensive and the Company believes that it can begin marketing the Emaginos system with limited funds.

However, the Company will be unable to continue the marketing and implement its business plans and proposed operations unless it successfully completes this Offering, obtains initial clients or additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Time Schedule

The Company roughly anticipates the following time schedule after closing of the Offering:

Successive Months:

1-3 months	Build staff, customize Curriculum, refine marketing and sales strategy. Management has experienced contacts that have expressed interest in joining the Emaginos team.

The Company will initially license the use of the Tracy Learning Center curriculum and using that curriculum as a starting point, work with an established vendor to customize the Student Information System to the Emaginos vision.

4-10 months	Continue with staff and Curriculum and initiate sales meetings and advertising. Management of the Company has several school districts that have expressed interest in investigating the Emaginos system with a view to its possible adoption.

12-16 months	Adoption of Emaginos system by at least one school.

The above schedule is an estimate only and is based largely on the experience and associations of Dr. Keith Larick, an officer of the Company. Dr. Larick is the former president of the California Superintendent’s Association and started the Superintendent’s Association. Dr. Larick continues to consult and advise school districts and as such can easily reach persons in positions to consider and accept the Emaginos System. The Company believes that such established relationships will serve to shorten the process of introduction, sales, review and acceptance. However, there is no assurance that the Company’s assumptions are correct and that the schedule can be attained.

Pricing and Profitability

In setting the pricing models, the Company considered the pricing for somewhat similar services or products. It then considered a price point about 20% below that number and determined that it could afford to sell at that level and still be very profitable. This pricing makes the Company’s message fairly simple: better outcomes for less money. The Company believes that continuous improvement of the system and full customer support program will ensure that customers remain loyal because they will always have the best services at the best prices.

On the financial side of the equation, the Emaginos system’s products and services have a one-time cost to develop, but once they are developed, can be sold many times – at very low incremental cost. Because Emaginos system is primarily delivered in digital content, services, and applications, there is a one-time cost to develop the program and since the basic program will be used repeatedly for many clients, the initial costs will be lower as the system, procedure and program will be established.

THE COMPANY

Background

The Company was incorporated in Virginia on January 24, 2008. It is authorized to issue 250,000,000 shares of common stock of which 91,099,909 are issued as of the date of this prospectus.

The Company has no revenues from operations but has developed an innovative system of providing K-12 education for local schools and school districts. The Company has identified a comprehensive set of proven, teacher-empowered, student-centered, and administrative best practices, and integrated these practices into a cohesive model. The Company anticipates that it can deliver a higher quality education to every child for the same amount of money currently spent per child by school districts. The Company’s program will transform and improve the local neighborhood public school, not replace the neighborhood school with charter schools. The Company believes that it has created a system that can fix a major problem in America-- the public school system –while making a profit.

Employees

The Company has three executive officers and no employees.

Subsidiaries

The Company has no subsidiaries.

Property

The Company has its headquarters at 13428 Maxella Avenue, #144, Marina Del Rey, California 90292.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Reports to Security Holders

The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

Documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will not longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company and will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below. Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The purpose of the Company is to market and implement a new system of education designed to improve and enhance the quality of education in K-12 grade public schools and return a profit to the Company. The Company has adopted its business plan for the marketing of a new educational K-12 system designed to improve the quality of public education in the United States by implementing a new methodology in the teaching while simultaneously providing a profit to the Company.

As of June 30, 2018, the Company had not generated any revenues or cash flows from operations since inception. At December 31, 2018, the Company had sustained operating loss of $3,190. The Company has zero working capital as December 31, 2018.

For the period ended December 31, 2018 the Company’s independent auditors issued a report raising substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2018, the Company has minimal operations and the continuation of the Company as a going concern is dependent upon financial support from its principal stockholders, its ability to obtain necessary equity and/or debt financing, or its ability to market the Emaginos system to generate consistent profitability.

Revenues and Losses

During the year ended December 31, 2018, the Company generated no revenues.

The Company has a sustained operating loss of $3,190.

Promissory Notes and Indebtedness

The Company received cash from sale of its shares from three investors, $75,000 from the Chief Executive Officer of the Company, and $25,000 and $30,000 from non-affiliated parties.

The Company entered into a verbal agreement with Paula Mandel by which it borrowed $25,000 on March 23, 2018 without interest or collateral. The Company issued 19,231 shares of common stock to Paula Mandel and will repay the outstanding $25,000.

The Company entered into an agreement with Daniel Cynamon by which it borrowed $30,000 without interest or collateral. The Company repaid the loan in full with the issue of shares of common stock at the face value of $1.30 per share equal to the $30,000 loan. The Company issued 23,077 shares of common stock to Daniel Cynamon.

The Company received $75,000 from Scott Taub, Chief Executive Officer of the Company. The Company issued shares of common stock at the face value of $1.30 per share equal to the loan.

Liquidity and Capital Resources

The Company has been in the development stage and has not generated any revenues from its operations, and there is no assurance of future revenues.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company envisions that its products and services will have a one-time cost to develop with very low incremental costs for each new application: that is, the first school district will break even and each subsequent school or district will provide the same revenue, but with progressively less cost to transform and support. This growing profit margin will enable Emaginos to improve products and services and develop the business.

The Company anticipates that it will create a group of model public/charter schools. The Company will charge a subscription fee to each of the schools implementing its program on a per student per day basis. The subscription will be an annual contract. The Company anticipates charging a fee of $3.50 per student per day.

The Company may also generate revenue from each of these schools with the sale of the curriculum, administrative, and operational software that supports the operation of the Emaginos system.

Along with revenue from establishing and operating a group of schools, Emaginos will have two companion products textbook free curriculum and back-office software and associated hosting services

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through the placement of the Emaginos system with schools or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

MANAGEMENT

The following tables set forth information regarding the Company’s board of directors and its executive officers.

Officers and Directors of Emaginos, Inc. (the “Company”)

Name	Age	Position

Scott Taub	53	Chief Executive Officer, Director

Allan C. Jones	74	President, Chief Financial Officer, Director

Keith Larick	78	Chief Education Officer

Scott Taub serves as a director and the Chief Executive Officer of the Company. Mr. Taub has experience as a technical consultant for large companies. His services include assistance in establishing policies and procedures, managing budgets and training employees in the policies and procedures.

From 1999 to the present, Mr. Taub has worked with Redball Technical Services as a computer consultant/contractor to various companies in the satellite television industry and has managd various teams of employees and vendors.

Mr. Taub began his technical support experience with his father’s company, “The Source” which was ultimately acquired by America Online. Mr. Taub’s experience working with his father at The Source and on other business endeavors has given him experience and knowledge on working with startup companies.

Mr. Taub’s father started developing Emaginos and since 2009 to the present, Mr. Taub has managed its development.

Allan C. Jones serves as a director and the President and Chief Financial Officer of the Company. From 2010 to the present, Mr. Jones was co-founder and officer of Mulligan Services, Inc. (www.mulliganservicesinc.com) where he works with a team to apply analytics to customize, manage, and optimize a broad range of services to help reduce recidivism. This activity has led to involvement with a number of homelessness reduction programs in Prince William County, Virginia, where he now serves on four County committees.

From 1984 to the present, Mr. Jones has worked as a senior researcher and planning consultant for the Center for Educational Leadership and Technology (CELT) where he assists schools, districts and states with technology planning.

From 2005 to the present, Mr. Jones has worked in building Emaginos. Mr. Jones has authored two books:

Unleashing America’s Greatest Natural Resource: The Minds of Our Children, and

The United States: An Owner’s Manual.

Mr. Jones received a Bachelor of Science degree in Mechanical Engineering from the United States Naval Academy in 1967, a Masters of Arts in Education from Assumption College, Worcester, Massachusetts in 1978 and a certificate in computer learning from Central New England College of Technology in 1981.

Keith Larick serves as Chief Education Officer of the Company: Dr. Larick is known for his many education and technology innovations and is a national leader in the integration of technology into teaching and learning. For the past 30 years, Dr. Larick has participated in trend analysis, forecasting and studies of the future. As a renowned futurist and change agent he has served as a consultant and presenter to more than 500 businesses and educational organizations. Dr. Larick was appointed by the California Senate to serve on the California Master Plan for K-12 Education and California Technology Commission. He has served on the Executive Committee and Board of the Agency for Instructional Technology; a consultant for IBM, Compaq, ACER, AT&T, Digital Equipment Corporation, Global Digital Utilities Inc., and Emaginos Inc. In addition, he has served as president and CEO of Vistar Technologies software and consulting services company.

Directors

The Company is authorized to have at least one director but no more than five. Each of the Company’s directors serves for a term of one year or until a successor is elected and qualified.

Director Independence

The Board of Directors has determined that it does not have any independent directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

Committees of the Board

The Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does the Company have a written nominating, compensation or audit committee charter. The current Directors believe that it is not necessary to have such committees, at this time, because they can adequately perform the functions of such committees.

The Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Directors believes that, given the stage of the Company’s development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and does not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with the Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Company. Because risks are considered in virtually every business decision, the Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the future full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s two Directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Company’s Directors review the Company’s internal accounting controls, practices and policies.

Code of Ethics

The Company has not adopted a code of ethics. The Company anticipates that it will adopt a code of ethics when either the number of Directors or the number of employees increases.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the SEC and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than five percent (5%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on review of copies of the Section 16(a) reports filed for the fiscal years ended December 31, 2017, the Company believes that during the fiscal year ended December 31, 2017, such filings were made

ADVISORS

In addition to the management team, the Company has developed an advisory team that supports the Company and provides guidance and credibility and contacts as needed. The advisors include:

●	Mort Bahr – President Emeritus, Communications Workers of America http://www.cwa9586.org/retirement.html

●	Bill Brock – Former Senator from Tennessee and US Sec. of Labor http://en.wikipedia.org/wiki/Bill_Brock

●	Chet Curtis – President, International Software Technology http://www.ist.com.

●	Dr. Jay Sanders – CEO of the Global Telemedicine Group and member of the Executive Committee of the Board of Directors of the Federal Communications Commission Universal Service Administrative Corporation (E-Rate Commission) http://www.usac.org/about/governance/board-directors/board-members/jay-sanders.aspx

●	Bonnie Bracey Sutton - Executive Director, The Power of US Foundation http://thepowerofus.org/

●	Dr. Roger Schank - CEO of Socratic Arts; designs and implements learning-by-doing, story-centered curricula in schools, http://www.rogerschank.com/biography.html

EXECUTIVE COMPENSATION

Summary Compensation

To date, the Company has not paid compensation to any executive officer or director. The Company may choose to pay a salary or fees to its executive management in the future. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, December 31, 2017.

Anticipated Officer and Director Remuneration

The Company has not entered into any employment agreements with any of its officers. It intends to pay annual salaries to such officers and will pay an annual stipend to its directors when the Board determines, in its sole discretion, that cash flow is sufficient to make such payments in light of other cash needs of the Company.

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

Employment Agreements

The Company has not entered into any employment agreements with any officers or key personnel. The Company has no oral agreements or understandings with any officer or employee regarding base salary or other compensation. As of the date of this prospectus, the Company has no employees.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Position	Shares Owned	Percent of Class (1)

Scott Taub Chief Executive Officer, Director	60,000,000	65.8%

Allan C. Jones President, Chief Financial Officer, Director	6,000,000	6.58%

Keith Larick Chief Education Officer	1,100,000	1.2%

The Richard Gordon Trust (Beneficial Shareholder)	9,000,000	9.99%

All Officers and directors as a Group (3 persons)	67,100,000	73.66%

(1)	Based on 91,099,909 shares of common stock outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The officers and directors are subject to the restriction that all opportunities contemplated by the business plan which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 91,099,909 shares of common stock outstanding of which 67,100,000 shares are beneficially owned by officers and directors of the Company. There will be 91,899,909 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

LEGAL MATTERS

Lee Cassidy Law, Newport Beach, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

INTEREST OF NAMED EXPERTS

Crowe (TW) CPAs, an independent registered public accounting firm, prepared the audit of the Company for the years ending December 31, 2018 and December 31, 2017. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 3, 2019, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s bylaws provide for the indemnification of its officers and directors. The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

FINANCIAL STATEMENTS

Audited Financial Statements of the Company, December 31, 2018 and December 31, 2017

EMAGINOS, INC.

2017 and 2018

Audit Report

Crowe Taiwan (TW) CPAs | 國富浩華聯合會計師事務所
Independent Member Crowe Global

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of

Emaginos, Inc. (Private Company)

Marina Del Rey, California

Opinion on the Financial Statements

We have audited the accompanying financial statements of Emaginos, Inc. which comprise the balance sheets as of December 31, 2017 and 2018, and the related statements of income and retained earnings, and cash flows for the years then ended, and the related notes to the financial statements. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emaginos, Inc. as of December 31, 2017 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt. Management's evaluation of the events and conditions and management's plans in regards to these matters are also described in Note 5. Our opinion is not modified with respect to this matter.

Taichung, Taiwan

April 3, 2019

Emaginos, Inc.

Income Statement Summary	2018	2017	Increase (Decrease)
Net Income (Loss)	-	(3,190.00)	3,190.00
Total Liabilities and Stockholders Equity	3,218.00	14.00	3,204.00
Net increase (decrease) in cash and cash equivalents	-	14.00	(14.00)

Emaginos, Inc.

Income Statement

Years Ended December 31, 2018 and 2017

	Year Ended December 31		Increase
	2018	2017	(Decrease)
REVENUES
Education	-	-	-
Advertising	-	-	-
Other	-	-	-
Other Revenue	-	--	-
TOTAL REVENUES	-	-	-

OPERATING EXPENSES
Advertising and Promotion	-	-	-
Telemedicine
Automobile/Transportation	-	-	-
Bad Debts/Losses and Thefts	-	-	-
Bank Service Charges	-	-	-
Business Licenses and Permits	-	-	-
Charitable Contributions	-	-	-
Computer and Internet	-	340.00	(340.00)
Public Display Announcers
Continuing Education	-	-	-
Depreciation-Indirect	-	-	-
Dues and Subscriptions	-	2,450.00	(2,450.00)
Hosting Annual Conferences
Community Programs
Insurance	-	-	-
Meals and Entertainment	-	400.00	(400.00)
Merchant Account Fees	-	-	-
Miscellaneous Expense	-	-	-
Office Supplies	-	-	-
Payroll Processing	-	-	-
Postage and Delivery	-	-	-
Printing and Reproduction	-	-	-
Professional Services - Legal, Accounting	-	-	-
Research and Development
Occupancy	-	-	-
Facilities Costs	-	-	-
Salaries	-	-	-
Payroll Taxes and Benefits-Indirect	-	-	-
Subcontractor	-	-	-
Telephone	-	-	-
Training
Travel	-	-	-
Utilities	-	-	-
Website Development	-	-	-
TOTAL OPERATING EXPENSES	-	3,190.00	(3,190.00)

OPERATING PROFIT (LOSS)	-	(3,190.00)	3,190.00

INTEREST (INCOME), EXPENSE & TAXES
Interest (Income)	-	-	-
Interest Expense	-	-	-
Income Tax Expense	-	-	-
TOTAL INTEREST (INCOME), EXPENSE & TAXES	-	-	-

NET INCOME (LOSS)	$-	$(3,190.00)	$3,190.00

RETAINED EARNINGS, BEGINNING OF YEAR	-
	$-	$(3,190.00)	$3,190.00
LESS: DIVIDENDS PAID	-	-	-
RETAINED EARNINGS, END OF YEAR	$-	$(3,190.00)	$3,190.00

See Independent accountants audit report and accompanying notes to the financial statements

Emaginos Inc

Balance Sheet

As of December 31, 2018 and 2017

	Year Ended December 31		Increase
	2018	2017	(Decrease)

Assets
Current assets:
Cash	14.00	14.00	-
Investments	3,204.00	-	3,204.00
Inventories	-	-	-
Accounts receivable	-	-	-
Pre-paid expenses	-	-	-
Other	-	-	-
Total current assets	3,218.00	14.00	3,204.00

Fixed assets:
Property and equipment	-	-	-
Leasehold improvements	-	-	-
Equity and other investments	-	-	-
Less accumulated depreciation	-	-	-
Total fixed assets	-	-	-
-
Other assets:			-
Goodwill	-	-	-
Total other assets	-	-	-
-
Total assets	3,218.00	14.00	3,204.00

Liabilities and owner's equity	-	-	-
Current liabilities:	-	-	-
Accounts payable	-	-	-
Accrued wages	-	-	-
Accrued compensation	-	-	-
Income taxes payable	-	-	-
Unearned revenue	-	-	-
Other	-	-	-
Total current liabilities	-	-	-
-
Long-term liabilities:			-
Mortgage payable	-	-	-
Total long-term liabilities	-	-	-
Total Liabilities	-	-	-

Owners Equity:
Owners Investment	3,218.00	3,204.00	14.00
Common Stock, 250,000 Common Shares Authorized	-	-	-
Capital in excess of par value	-	-	-
Income Statement	-	(3,190.00)	3,190.00
Accumulated other comprehensive income	-	-	-
Total Common Stockholders' equity	3,218.00	14.00	3,204.00
-
Total liabilities and Stockholders' equity	3,218.00	14.00	3,204.00

See Independent accountants audit report and accompanying notes to the financial statements

Emaginos, Inc

Statement of Cash Flows

Years Ended December 31, 2018 and 2017

	Year Ended December 31		Increase
	2018	2017	(Decrease)
Cash flows from operating activities:
Net income	-	(3,190.00)	3,190.00
Adjustments to reconcile net income to net cash provided by operating activities:			-
Depreciation and amortization	-	-	-
Provision for losses on contract receivables	-	-	-
Gain on sale of equipment	-	-	-
Increase (decrease) in deferred taxes	-	-	-
Equity earnings from unconsolidated joint venture	-	-	-
Increase in long-term accrued liabilities	-	-	-
Increase in contract receivables	-	-	-
Net (decrease) increase in billings related to costs and estimated earnings on	-	-	-
uncompleted contracts	-	-	-
(Increase) decrease in prepaid charges and other assets	-	-	-
(Decrease) increase in accounts and retentions payable	-	-	-
Increase in accrued loss on uncompleted contract	-	-	-
(Decrease) increase in other accrued liabilities	-	-	-
Net cash provided by operating activities	-	(3,190.00)	3,190.00
-
Cash flows from investing activities:
Owners Investment		3,204.00	(3,204.00)
Proceeds of equipment sold	-	-	-
Acquisition of equipment	-	-	-
Advances to joint venture	-	-	-
Advances to related company	-	-	-
Net cash used in investing activities	-	3,204.00	(3,204.00)
-
Cash flows from financing activities:			-
Principal payments on notes payable	-	-	-
Principal payments under capital lease obligations	-	-	-
Cash dividends paid	-	-	-
Net cash used in financing activities	-	-	-

Net increase (decrease) in cash and cash equivalents	-	14.00	(14.00)
Cash and cash equivalents at beginning of year	14.00	-	14.00
Cash and cash equivalents at end of year	14.00	14.00	-

See Independent accountants audit report and accompanying notes to the financial statements

Emaginos, Inc.

Notes to Financial Statements December 31, 2018

NOTE 1 – FUTURE NATURE OF OPERATIONS

The Company will be engaged in the transformation of the K through 12 education system in all 50 states. The Company's work will be performed through subscription services. These subscriptions are undertaken by the Company on an annual basis for updates. The length of the Company's subscriptions will be one year. The Company follows the practice of filing statutory liens on all projects when collection problems are anticipated. The liens serve as collateral for contracts receivable.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Future use of Estimates

No estimates and assumptions have been made for the period of these financial statements. If estimates and assumptions are used, they will be in conformity with U.S. GAAP that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Balance Sheet Classification

The Company includes in current assets and liabilities retainage amounts receivable and payable under client contracts, which may extend beyond one year. A one-year time period is used as the basis for classifying all other current assets and liabilities.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. See independent accountants audit report

Future Contracts Receivable

Contracts receivable from performing education services are based on a per student and teacher subscription rate of $3.50 per day. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal contracts receivable is due 30 days after the issuance of the invoice. Contract retentions are due 30 days after completion of the project and acceptance by the owner. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Emaginos, Inc.

Notes to Financial Statements December 31, 2018 (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

No inventory will be part of the Emaginos Incorporated business model

Future Property and Equipment

Property and equipment will be stated at cost. Depreciation will be computed primarily using the straight-line method over the estimated useful lives of the assets, which range from 5 to 39 years. Leasehold improvements are amortized over the shorter of the useful life of the related assets or the lease term. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

Future Impairment of Long-Lived Assets

The Company will review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then assets are written down first, followed by other long-lived assets of the operation to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. As of December 31, 2017, and 2016, there were no impairment losses recognized for long lived assets.

Revenue and Cost Recognition

The company has no revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking sources of capital for the Company. Potential revenues from fixed price subscription contracts are recognized on the accrual basis of accounting. The accrual basis is used because management considers it to be the best available measure of subscription revenue on the future contracts. The most significant estimates related to costs will be facilities costs to complete the subscription contracts. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant. Facilities costs include all national offices and regional office cost along with furnishing of the schools.

Emaginos, Inc.

Notes to Financial Statements December 31, 2018 (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition (Continued)

Selling, general, and administrative costs will be charged to expense as incurred. Provisions for estimated losses on uncompleted subscription contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, to costs and income are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to subscription costs is included in revenues when realization is probable and the amount can be reliably estimated.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities will be included in the financial statements at enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB ASC 740. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. As of December 31, 2017, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements.

NOTE 3 – EVALUATION OF SUBSEQUENT EVENTS

As of December 31,2018, Emaginos Virginia authorized capital stock consisting of 250,000,000 shares of common stock, no par value. The company is also authorized to issue 20,000,000 shares of non-designated preferred stock of which none are outstanding.

Emaginos, Inc.

Notes to Financial Statements December 31, 2018 (Continued)

NOTE 4 - TRANSACTIONS WITH RELATED PARTY

The officers and directors are subject to the restriction that all opportunities contemplated by the business plan which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company. A breach of this requirement will be a breach of the fiduciary duties of the officer and director. As of the financial reporting date and through March 1, 2019, Emaginos Virginia entered into promissory notes in exchange for stock ownership. The parties involved in the promissory notes are Paula Matveld and Daniel Cynamon in the amounts of $25,000.00 and $30,000.00.

NOTE 5 – GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $3,190 for the year ended December 31, 2018. The Company has zero working capital as of December 31, 2018. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying audited financial statements have been prepared assuming that the company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The audited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee		$581.76
Federal Taxes		$0
State Taxes and Fees		$0
Transfer Agent Fees		$0
Accounting fees and expenses	$	XXXXX
Legal fees and expense		$0
Blue Sky fees and expenses		$0
Miscellaneous		$0
Total	$

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

Since inception, the Company has issued the following shares of common stock pursuant to exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933:

After formation, the Company issued 20,625,000 shares valued at par to 16 shareholders.

In October, 2018, the Company issued 79,464,909 shares of its common stock valued at par 23 shareholders.

In March, 2019, the Company issued 10,000 shares of its common stock at $4 per share to one shareholder.

The issuances were valued at par for work and services and support to the Company without any cash consideration.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1*	Certificate of Incorporation

3.2*	By-laws

5.0*	Opinion of Counsel on legality of securities being registered

23.1**	Consent of Independent PCAOB public accounting firm.

23.2*	Consent of Attorney (filed as part of Exhibit 5.0)

*	Previously filed
**	Filed herewith

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3). To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

I Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Marina del Rey, California on April 3, 2019.

EMAGINOS, INC.

/s/ Scott Taub
Scott Taub
Chief Executive Officer

/s/ Allan C. Jones
Allan C. Jones
Chief Financial Officer, principal accounting officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Scott Taub	Director	April 3, 2019
Scott Taub

/s/ Allan C. Jones	Director	April 3, 2019
Allan C. Jones

II-4